                                                                   EXHIBIT 23(B)


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 22, 1998, with respect to the financial statements of First Financial Corporation incorporated by reference in the Registration Statement of Associated Banc-Corp for the registration of 800,000 shares of its common stock.


                                        /s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
November 13, 1998